Exhibit 10.57

1ST ORIGINAL

Novation Agreement

DATED 25TH OCTOBER 2016

BETWEEN

E.S.V.M. Schiffahrt GmbH & Go. KG, having its registered office at Herdentorswallstraße 93, 28195 Bremen, Germany, hereinafter referred to as “Owners”,

LORD OCEAN NAVIGATION CO., having its registered office at 80 Broad Street, Monrovia, Liberia hereinafter referred to as “New Owners”, and

Oldendorff Carriers GmbH & Co. KG, Willy-Brandt-Allee 6, 23554 Lübeck, Germany hereinafter referred to as “Charterers”

Each a “Party”, together referred to as “Parties”

WHEREAS:

(A)	Owners and Charterers entered into a time charter party dated 23 September 2015 for the hire of the of MV “E.R. Bavaria” (the “Vessel”) as supplemented and / or amended on or prior to the date hereof (together with any and all amendments and addenda thereto hereinafter referred to as the “Contract” (a copy of which is annexed hereto as Annex I for the purpose of identification));

(B)	The Owners have agreed to sell the Vessel to the New Owners, pursuant to a Memorandum of Agreement (the “MOA” which term shall include any and all subsequent addenda thereto) dated 26 September 2016 providing for the New Owners to take over the Owner’s obligations under the Contract to which arrangement the Charterer hereby agrees on the terms and conditions set out herein.

(C)	The Vessel will be delivered to the New Owners in accordance with the provisions of the MOA at the delivery date which will be evidenced by a Protocol of Delivery and Acceptance for the Vessel duly signed by the Owners, as sellers, and the New Owners, as buyers.

(D)	Owners wish to be released and discharged from the Contract on the date and time of delivery of the Vessel to the New Owners as evidenced by said Protocol of Delivery and Acceptance (the “Effective Time”) and Charterers have agreed to release and discharge the Owners from the Effective Time on the express understanding that the New Owners will, as of the Effective Time, assume and take over, undertake and perform, the rights, duties and obligations of the Owners under the Contract and to be bound by the terms of the Contract in place of the Owners.

(E)	New Owners have agreed to be substituted as owners under the Contract from the Effective Time replacing the Owners and to be bound as Owners under the Contract.

(F)	The name of the Vessel shall be changed to “LORDSHIP” once the purchase by the New Owners has taken place.

NOW IT IS HEREBY AGREED as follows:

Clause 1

In consideration of the terms stated herein the Owners, the Charterers and the New Owners hereby agree that the New Owners shall with effect of the Effective Time be substituted in the place of the Owners and that the Contract shall henceforth be construed in all respects as if the New Owners had been named therein as the Owners instead of the Owners save as provided in Clauses 5, 6, 7 and 8 below.

Clause 2

Owners shall ensure that on the Effective Time the Vessel shall not carry cargo on board and no Bill of Lading shall be issued.

Clause 3

The New Owners hereby agree with and undertake to each of the Owners and Charterers that, as from the Effective Time, the New Owners will be liable to the Charterers under the Contract in respect of all the Owners’ duties, obligations and liabilities arising after the Effective Time, and excluding all such duties, obligations and liabilities arising out of or with respect to circumstances and events occurring prior to the Effective Time. As of the Effective Time, the New Owners shall duly and properly perform and discharge all such duties and liabilities whatsoever from time to time occurring after the Effective Time to be performed by the Owners under the Contract in all respects as if the New Owners had been named therein as the owners instead of the Owners.

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Clause 4

(A) Each party represents and warrants to each of the other parties to this Novation Agreement that the following statements are, at the date hereof, true and accurate:

(a) it is duly incorporated under the laws of its country of incorporation and has full power and authority to enter into and perform its obligations under this Novation Agreement and the Contract;

(b) the execution, delivery and performance by it of the Contract and this Novation Agreement have been duly authorized by all necessary corporate action and do not contravene any applicable law, regulation or order binding on it or any of its assets or its constitutional documents;

(c) neither the execution, delivery and performance by it of the Contract nor this Novation Agreement require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, except such as have been obtained and are in full force and effect.

(B) The Owners represent and warrant to the New Owners that the following statements are, at the date of this Novation Agreement, true and accurate:

(i) the Owners have supplied the New Owners with true, complete and up-to-date copies of the Contract (including all amendments and addenda thereto);

(ii) the Contract has not been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Owner and the Charterer as annexed hereto (Annex I).

Clause 5

The Charterers and the Owners hereby mutually release each other from their future obligations under the Contract as from the Effective Time, save as provided in Clauses 6, 7 and 8 below.

Clause 6

The Charterers release and discharge the Owners from all future claims and demands whatsoever, in respect of the Contract and accept the New Owners as counterparty under the Contract, in each case from the Effective Time.

Clause 7

The Charterers hereby agree with the New Owners that, as from the Effective Time, the New Owners shall be liable to the Charterers under the Contract in respect of all of the Owners’ duties, obligations and liabilities to the Charterers under the Contract, as if the New Owners were the Owners. Any liabilities Owners have to Charterers arising before the Effective Time shall remain between Owners and Charterers and be discharged by them. The Parties agree that any hire pre-paid by Charterers to Owners shall fully discharge them of their obligation to pay hire under the Contract to Owners or New Owners respectively. Any monies received by the Owners from the Charterers before or after the Effective Time relating to any right against the Charterer arising on or after the Effective Time (including but not limited to any hire payment by the Charterer applying to the time after the Effective Time) shall be immediately passed on by the Owners to the New Owners.

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Clause 8

Nothing in this Novation Agreement shall affect or prejudice any claim or demand whatsoever which either the Owners or the Charterers may have against the other relating to matters arising prior to the Effective Time.

Clause 9

From the Effective Time, the following amendments are agreed to the Contract:

(a) all references to the “Owners” in the Contract shall be deemed to mean the New Owners;

(b) all references to “E.R. BAVARIA” in the Contract shall be deemed to mean “LORDSHIP”;

(c) all references to the Vessel’s flag and port of registry shall be changed to Liberia and Monrovia respectively.

Clause 10

Save as expressly provided in this Novation Agreement, the provisions of the Contract shall continue to be in full force and effect and binding on the Parties, insofar as the Same are in full force and effect and binding on the Parties upon the Effective Time.

Clause 11

This Novation Agreement and any disputes or claims arising out of or in connection with it shall be governed by and construed in accordance with the law of England.

The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.

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IN WITNESS WHEREOF the parties have caused this Novation Agreement to be executed by their duly authorised representatives this.

For CHARTERERS

/s/ Jens Jacobsen
Name: Mr. Jens Jacobsen Position: Executive Director

for OWNERS

/s/ Sven Lundehn
Name: Sven Lundehn Position: Managing Director

for New Owners

/s/ Stamatios Tsantanis
Name: Stamatios Tsantanis Position: Director/President/Treasurer

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Annex I

Copy of the Contract
(including all amendments and addenda)

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